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                                                                      Exhibit 11

                              ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

     As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective No. 38 of our report on the financial statements of The Shelby Fund of The Coventry Group, dated April 24, 1998 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 38.

                                                       /s/ Arthur Andersen LLP
                                                       Arthur Andersen LLP

Louisville, Kentucky
July 30, 1998